Exhibit 99.2

Certification of Periodic Report

I, Douglass B. Given, MD, PhD, President and Chief Executive Officer of NeoRx Corporation (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

a.               the Quarterly Report on Form 10-Q for the Company for the quarterly period ended March 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (12 U.S.C. 78m or 78o(d)); and

b.              the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2003	By:	/s/ DOUGLASS B. GIVEN

Douglass B. Given MD, PhD

A signed original of this written statement required by Section 906 has been provided to NeoRx Corporation and will be retained by NeoRx Corporation and furnished to the Securities and Exchange Commission or its staff upon request.